UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  July 30, 2010

BROADCAST INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Utah

0-13316

87-0395567

(State or other jurisdiction of

(Commission

(IRS Employer

incorporation or organization)

File No.)

Identification No.)

7050 Union Park Avenue, Suite 600, Salt Lake City, UT 84047

(Address of principal executive offices, including zip code)

(801) 562-2252

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BROADCAST INTERNATIONAL, INC.

FORM 8-K

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking.  These statements are often, but not always, made through the use of words or phrases such as "anticipate," "estimate," "plan," "project," "continuing," "ongoing," "expect," "management believes," "we believe," "we intend" and similar words or phrases.  Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them.  Any forward-looking statements are qualified in their entirety by reference to the risk factors contained in our annual and quarterly reports filed with the Securities and Exchange Commission.

Item 1.01.  Entry into a Material Definitive Agreement.

On July 30, 2010, Broadcast International, Inc. (the “Company”) amended its 6.25% senior secured convertible promissory note (“Note”) and related warrants. The full ratchet amendment and extension agreement is identified and summarized below.  The following summary of the agreement is not necessarily complete and is qualified in its entirety by reference to the complete text of the agreement , which is included as an exhibit to this Current Report on Form 8-K.

The Company entered into an extension and amendment agreement dated as of July 30, 2010 with the holder of its 6.25% senior secured convertible promissory note, which provided for (i) the change of the Maturity Date from December 21, 2011 to June 21, 2012; (ii) the requirement to maintain a balance of cash and marketable securities equal to or greater than $950,000 was added as an additional condition of default in the event the Company completes the required capital raise described below; (iii) in the event of the completion of the required capital raise, the conversion price of the  Note shall be reduced to $1.80 per share instead of the price at which the new equity is sold; (iv) in the event of the completion of the required capital raise, the exercise price of the Warrants shall be reduced to $1.80 per share instead of the price at which the new equity is sold; (v) in the event of the completion of the required capital raise the number of warrants is increased from 1,875,000 to 5,208,333.  The amendment is conditioned upon the Company raising at least $6,000,000 of gross proceeds from the sale of its equity securities by September 30, 2010, approximately $2,000,000 of which has been currently received or committed by investors.  If the additional funding is not completed by September 30, 2010, certain provisions of the amendment agreement will be void in that the Maturity Date will revert back to December 21, 2010, the conversion price becomes the lowest price at which equity securities have been sold, the exercise price becomes the lowest price at which equity securities have been sold, and the number of warrants then outstanding will be determined by the original purchase documents and the Company will not have an obligation to maintain a balance of cash and marketable securities equal to $950,000 .  In exchange for the amendments described above, the Company will issue to the holder 2,800,000 shares of the Company’s common stock, par value $0.05 per share, 2,000,000 of which will be issued immediately and 800,000 of which will be issued upon completion of the equity financing.  The holder will retain all shares of common stock issued even if the required equity financing is not completed.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

The securities issued pursuant to the full ratchet amendment and extension agreement, as described in Item 1.01 above, were offered and sold to the investor in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder.  The investor is an accredited investor as defined in Rule 501(a) of Regulation D and was fully informed regarding the investment.

Item 9.01.  Financial Statements and Exhibits

(c)

Exhibits:

10.1-

Full Ratchet Amendment and Extension Agreement dated July 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 30, 2010.

BROADCAST INTERNATIONAL, INC.

a Utah corporation

By:   /s/ Rodney M. Tiede

Name:

Rodney M. Tiede

Title:

President and Chief Executive Officer

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